NEWS RELEASE
October 15, 2009
FOR IMMEDIATE RELEASE	Contact: Michael J. Blodnick
(406) 751-4701
Ron J. Copher
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR QUARTER ENDED SEPTEMBER 30, 2009

HIGHLIGHTS:
•	Net loss for the quarter of $1.531 million and net earnings year-to-date of $24.900 million.
•	Diluted loss per share of $.03 for the quarter and diluted earnings per share of $.40 year-to-date.
•	Provision for loan losses increased to $47 million for the quarter and $88 million for the nine month period bringing the allowance for loan losses to 3.10 percent of loans.
•	Net interest income increased $7 million, or 13 percent, from last year’s third quarter and increased $27 million, or 17 percent, from last year’s first nine months.
•	Net interest margin (tax equivalent) of 4.80 percent, up less than 1 percent, from last year’s third quarter.
•	Efficiency ratio of 51 percent year-to-date, an improvement of 4 percentage points from last year.
•	Tangible stockholders’ equity increased $124 million, up 30 percent from last year’s third quarter.
•	Non-interest bearing deposit growth of $46 million for the quarter, or 25 percent annualized.

Results Summary	Three months		Nine months
($ in thousands, except per share data)	ended September 30,		ended September 30,
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	2009	2008	2009	2008

Net (loss) earnings	$(1,531)	$12,785	$24,900	$48,643
Diluted (loss) earnings per share	$(0.03)	$0.24	$0.40	$0.90
Return on average assets (annualized)	(0.11)%	1.01%	0.60%	1.32%
Return on average equity (annualized)	(0.88)%	9.15%	4.81%	11.85%

KALISPELL, MONTANA - Glacier Bancorp, Inc. (Nasdaq GS: GBCI) reported a net loss of $1.531 million for the third quarter, a decrease of $14.316 million, or 112 percent, from the $12.785 million net income reported for the third quarter of 2008.  The diluted loss per share of $.03 for the quarter represented a 113 percent decrease from the diluted earnings per share of $.24 for the same quarter of 2008. Annualized return on average assets and return on average equity for the third quarter were (.11) percent and (.88) percent, which compares with prior year returns for the third quarter of 1.01 percent and 9.15 percent, respectively.

Net earnings for the nine months ended September 30, 2009 were $24.900 million, which is a decrease of $23.743 million, or 49 percent, over the prior year.  Diluted earnings per share of $.40, is a decrease of 56 percent from the $.90 earned in 2008.  “We continued in the third quarter to aggressively deal with our credit challenges,” said Mick Blodnick, President and Chief Executive Officer.  “Although our operating income posted another all time record high, it was not enough to offset the $47 million we provisioned for loan losses in the quarter.  This allowed us to cover our net charge-offs by 2.5 times and took our allowance for loan and lease loss to 3.10 percent,” Blodnick said.  “We will continue to monitor our credit quality closely, proactively identify our problems and take appropriate steps to assure our loan loss reserve is adequate to cover the exposure in our loan portfolio.”

As reflected in the following table, total assets at September 30, 2009 were $5.698 billion, which is $144 million, or 3 percent, greater than the total assets of $5.554 billion at December 31, 2008 and an increase of $525 million, or 10 percent, over the total assets of $5.173 billion at September 30, 2008.

	September 30,	December 31,	September 30,	$ change from	$ change from
	2009	2008	2008	December 31,	September 30,
Assets ($ in thousands)	(unaudited)	(audited)	(unaudited)	2008	2008

Cash on hand and in banks	$93,728	$125,123	$94,865	$(31,395)	(1,137)
Investments, interest bearing deposits,
FHLB stock, FRB stock, and Fed Funds	1,245,898	1,000,224	867,366	245,674	378,532
Loans:
Real estate	787,911	838,375	769,860	(50,464)	18,051
Commercial	2,558,270	2,575,828	2,452,102	(17,558)	106,168
Consumer and other	700,069	715,990	700,658	(15,921)	(589)
Total loans	4,046,250	4,130,193	3,922,620	(83,943)	123,630
Allowance for loan and lease losses	(125,330)	(76,739)	(65,633)	(48,591)	(59,697)
Total loans net of allowance for loan and lease losses	3,920,920	4,053,454	3,856,987	(132,534)	63,933
Other assets	437,633	375,169	353,891	62,464	83,742
Total Assets	$5,698,179	$5,553,970	5,173,109	$144,209	525,070

At September 30, 2009, total loans were $4.046 billion, a decrease of $84 million, over total loans of $4.130 billion at December 31, 2008, primarily the result of decreased loan demand.  Real estate loans decreased $50 million, or 6 percent, from the fourth quarter of 2008.  Consumer loans, which are primarily comprised of home equity loans, decreased by $16 million, or 2 percent, while commercial loans decreased $18 million, or less than 1 percent, during the first nine months of 2009.  Total loans increased $124 million, or 3 percent from September 30, 2008.  Since September 30, 2008, commercial loans increased $106 million, or 4 percent, real estate loans grew by $18 million, or 2 percent, and consumer loans decreased $589 thousand, or less than 1 percent.

Investment securities, including interest bearing deposits in other financial institutions and federal funds sold, have increased $246 million, or 25 percent, from December 31, 2008 and increased $379 million, or 44 percent, from September 30, 2008.  Investment securities represented 22 percent of total assets at September 30, 2009 versus 17 percent of total assets at September 30, 2008.  The Company continues to purchase investment securities when high quality loan originations slow.

	September 30,	December 31,	September 30,	$ change from	$ change from
	2009	2008	2008	December 31,	September 30,
Liabilities ($ in thousands)	(unaudited)	(audited)	(unaudited)	2008	2008

Non-interest bearing deposits	$801,261	$747,439	$754,623	$53,822	$46,638
Interest bearing deposits	2,809,756	2,515,036	2,282,147	294,720	527,609
Advances from Federal Home Loan Bank	640,735	338,456	727,243	302,279	(86,508)
Federal Reserve Bank Discount Window	370,000	914,000	140,500	(544,000)	229,500
U.S. Treasury Tax & Loan	3,009	6,067	357,095	(3,058)	(354,086)
Securities sold under agreements to repurchase and other borrowed funds	222,574	190,664	191,938	31,910	30,636
Other liabilities	42,696	44,331	42,013	(1,635)	683
Subordinated debentures	120,167	121,037	118,559	(870)	1,608
Total liabilities	$5,010,198	$4,877,030	4,614,118	$133,168	$396,080

As of September 30, 2009, non-interest bearing deposits increased $54 million, or 7 percent, since December 31, 2008 and increased $47 million, or 6 percent, since September 30, 2008.  Interest bearing deposits of $2.810 billion at September 30, 2009 includes brokered deposits of $233 million, of which $173 million are issued through the Certificate of Deposit Account Registry System.  Interest bearing deposits increased $295 million, or 12 percent from December 31, 2008, of which $203 million is from brokered deposits.  Since September 30, 2008, interest bearing deposits increased $528 million, or 23 percent, resulting from the banks’ continued focus on attracting and retaining low cost core deposits.  Federal Home Loan Bank (“FHLB”) advances increased $302 million, or 89 percent, from December 31, 2008 and decreased $87 million, or 12 percent, from September 30, 2008.  Federal Reserve Bank Discount Window borrowings decreased $544 million, or 60 percent, from December 31, 2008 and increased $230 million, or 163 percent, from September 30, 2008.  U.S. Treasury Tax and Loan funds decreased $3 million and $354 million from December 31, 2008 and September 30, 2008, respectively, resulting from the decrease in availability of the treasury investment option term funds.  Repurchase agreements and other borrowed funds were $223 million at September 30, 2009, an increase of $32 million from December 31, 2008 and an increase of $31 million, or 16 percent, from September 30, 2008.

	September 30,	December 31,	September 30,	$ change from	$ change from
Stockholders' equity	2009	2008	2008	December 31,	September 30,
($ in thousands except per share data)	(unaudited)	(audited)	(unaudited)	2008	2008

Common equity	$682,956	$678,183	$564,612	$4,773	$118,344
Accumulated other comprehensive gain (loss)	5,025	(1,243)	(5,621)	6,268	10,646
Total stockholders' equity	687,981	676,940	558,991	11,041	128,990
Core deposit intangible, net, and goodwill	(156,978)	(159,765)	(151,954)	2,787	(5,024)
Tangible stockholders' equity	$531,003	$517,175	$407,037	$13,828	$123,966

Stockholders' equity to total assets	12.07%	12.19%	10.81%
Tangible stockholders' equity to total tangible assets	9.58%	9.59%	8.11%
Book value per common share	$11.18	$11.04	$10.29	$0.14	$0.89
Tangible book value per common share	$8.63	$8.43	$7.49	$0.20	$1.14
Market price per share at end of period	$14.94	$19.02	$24.77	$(4.08)	$(9.83)

Total stockholders’ equity and book value per share amounts have increased $129 million and $.89 per share, respectively, from September 30, 2008, the result of earnings retention and exercised stock options, increase in accumulated comprehensive gains, stock issued in connection with the Bank of the San Juans acquisition, and $94 million in net proceeds from the Company’s November 2008 equity offering of 6,325,000 shares of common stock at a price of $15.50 per share.  Tangible stockholders’ equity has increased $124 million, or 30 percent since September 30, 2008, with tangible stockholders’ equity at 9.58 percent of total tangible assets at September 30, 2009, up from 8.11 percent at September 30, 2008.  Accumulated other comprehensive income (loss), representing net unrealized gains or losses (net of tax) on investment securities designated as available for sale, increased $11 million from September 30, 2008.  “Our strong capital position continues to provide us with the resources and flexibility to manage through this difficult economic environment,” Blodnick said.  “With tangible common equity of 10 percent, our capital levels remain at historical highs.”

Operating Results for Three Months Ended September 30, 2009
Compared to June 30, 2009 and September 30, 2008

Revenue summary
($ in thousands)	Three months ended
	September 30,	June 30,	September 30,
	2009	2009	2008
	(unaudited)	(unaudited)	(unaudited)
Net interest income
Interest income	$74,430	$74,420	$75,689
Interest expense	13,801	13,939	22,113
Net interest income	60,629	60,481	53,576

Non-interest income
Service charges, loan fees, and other fees	12,103	11,377	12,800
Gain on sale of loans	5,613	9,071	3,529
Gain (loss) on investments	2,667	-	(7,593)
Other income	1,317	870	3,018
Total non-interest income	21,700	21,318	11,754
	$82,329	$81,799	$65,330

Tax equivalent net interest margin	4.80%	4.87%	4.65%

($ in thousands)	$ change from	$ change from	% change from	% change from
	June 30,	September 30,	June 30,	September 30,
	2009	2008	2009	2008
Net interest income
Interest income	$10	$(1,259)	0%	-2%
Interest expense	(138)	(8,312)	-1%	-38%
Net interest income	148	7,053	0%	13%

Non-interest income
Service charges, loan fees, and other fees	726	(697)	6%	-5%
Gain on sale of loans	(3,458)	2,084	-38%	59%
Gain (loss) on investments	2,667	10,260	n/m	135%
Other income	447	(1,701)	51%	-56%
Total non-interest income	382	9,946	2%	85%
	$530	$16,999	1%	26%
n/m - not measurable

Net Interest Income
Net interest income for the quarter increased $7 million, or 13 percent, with interest expense decreasing $8 million, or 38 percent, over the same period in 2008.  Net interest income for the current quarter increased $148 thousand with interest expense decreasing $138 thousand, or 1 percent, compared to the prior quarter.  The decrease in total interest expense is primarily attributable to rate decreases in interest bearing deposits and lower cost borrowings.  The net interest margin as a percentage of earning assets, on a tax equivalent basis, was 4.80 percent which is 7 basis points lower than the 4.87 percent achieved for the prior quarter; however 15 basis points higher than the 4.65 percent result for the third quarter of 2008.  “We had minimal net interest margin compression in the third quarter with most of the reduction resulting from the growth in our investment portfolio which lead to a lower yield on our earning assets,” said Ron Copher, Chief Financial Officer.

Non-interest Income
Non-interest income for the quarter increased $382 thousand, or 2 percent, from the prior quarter, and increased $10 million, or 85 percent, over the same period in 2008.  Fee income increased $726 thousand, or 6 percent, during the quarter, compared to the decrease of $697 thousand, or 5 percent, over the same period last year.  Gain on sale of loans decreased $3.5 million, or 38 percent, for the quarter a result of the slowdown in refinance activity from a very active second quarter.  Gain on sale of loans from the prior year increased $2 million, or 59 percent, primarily the result of increased refinancing of residential loans originated and sold in the secondary market.  Investments sold during the quarter resulted in a $2.7 million gain compared to the prior year loss of $7.6 million from an other than temporary impairment on investments in Federal Home Loan Mortgage Corporation (“Freddie Mac”) preferred stock and Federal National Mortgage Association (“Fannie Mae”) common stock.  Other income decreased $1.7 million from prior year, the result of a $1.7 million gain from the sale and relocation of Mountain West Bank’s office facility in Ketchum, Idaho during the third quarter of 2008.

Non-interest expense summary	Three months ended
($ in thousands)	September 30,	June 30,	September 30,
	2009	2009	2008
	(unaudited)	(unaudited)	(unaudited)

Compensation and employee benefits	$20,935	$20,710	$21,188
Occupancy and equipment expense	5,835	5,611	5,502
Advertising and promotion expense	1,596	1,722	1,942
Outsourced data processing	830	680	556
Core deposit intangibles amortization	758	762	764
Other expenses	11,942	13,478	7,809
Total non-interest expense	$41,896	$42,963	$37,761

($ in thousands)	$ change from	$ change from	% change from	% change from
	June 30,	September 30,	June 30,	September 30,
	2009	2008	2009	2008

Compensation and employee benefits	$225	$(253)	1%	-1%
Occupancy and equipment expense	224	333	4%	6%
Advertising and promotion expense	(126)	(346)	-7%	-18%
Outsourced data processing	150	274	22%	49%
Core deposit intangibles amortization	(4)	(6)	-1%	-1%
Other expenses	(1,536)	4,133	-11%	53%
Total non-interest expense	$(1,067)	$4,135	-2%	11%

Non-interest Expense
Non-interest expense decreased by $1 million, or 2 percent from the prior quarter and increased $4 million, or 11 percent, from prior year’s third quarter.  Compensation and employee benefits increased $225 thousand, or 1 percent, from prior quarter and decreased $253 thousand, or 1 percent, from prior year’s third quarter.  The current quarter increase in compensation and employee benefits is a result of prior quarter’s significant reductions in bonuses and employee benefits tied to Company performance.  The number of full-time equivalent employees decreased from 1,597 to 1,577 during the quarter, and increased from 1,539 since the end of the 2008 third quarter.  Occupancy and equipment expense has increased $224 thousand, or 4 percent, and $333 thousand, or 6 percent, from prior quarter and prior year’s third quarter, respectively, reflecting the cost of additional branch locations and facility upgrades.  Advertising and promotion expense decreased $126 thousand, or 7 percent, from prior quarter and decreased $346 thousand, or 18 percent, from the same quarter of 2008.  The decrease of $1.5 million, or 11 percent, in other expense from prior quarter is a result of a decrease in $2.1 million in FDIC insurance and an increase of $565 thousand in expenses associated with repossessed assets.  The increase of $4.1 million, or 53 percent, in other expense from prior year’s third quarter is a result of an increase of $1.3 million in FDIC insurance, $1.8 million of loss from sales of other real estate owned, and $830 thousand in expenses associated with repossessed assets.

Efficiency Ratio
The efficiency ratio (non-interest expense / net interest income plus non-interest income) was 51 percent for the quarter, compared to 53 percent, excluding the effects of the other than temporary impairment on investments and gain on sale of branch, for the 2008 third quarter.  “The banks have done a great job of reining in their overhead, especially in those areas where they had direct control,” said Copher.

	September 30,	June 30,	December 31,	September 30,
Credit quality information	2009	2009	2008	2008
($ in thousands)	(unaudited)	(unaudited)	(audited)	(unaudited)

Allowance for loan and lease losses - beginning of year	$76,739	76,739	54,413	54,413
Provision	87,905	40,855	28,480	16,257
Acquisition	-	-	2,625	-
Charge-offs	(40,991)	(21,246)	(9,839)	(5,765)
Recoveries	1,677	1,026	1,060	728
Allowance for loan and lease losses - end of period	$125,330	97,374	76,739	65,633

Real estate and other assets owned	$54,537	47,424	11,539	9,506
Accruing loans 90 days or more overdue	2,891	10,086	8,613	4,924
Non-accrual loans	185,577	116,362	64,301	56,322
Total non-performing assets	$243,005	173,872	84,453	70,752

Allowance for loan and lease losses as a percentage of non-performing assets	52%	56%	91%	93%

Non-performing assets as a percentage of total bank assets	4.10%	3.06%	1.46%	1.30%

Allowance for loan and lease losses as a percentage of total loans	3.10%	2.36%	1.86%	1.67%

Net charge-offs as a percentage of total loans	(0.972)%	(0.490)%	(0.213)%	(0.128)%

Accruing loans 30-89 days or more overdue	$43,606	62,637	54,787	25,690

Allowance for Loan and Lease Losses and Non-performing Assets
At September 30, 2009, the allowance for loan and lease losses was $125.33 million, an increase of $60 million, or 91 percent, from a year ago.  The current quarter provision for loan loss expense was $47 million, an increase of $38 million from the same quarter in 2008.  Net charged-off loans for the quarter were $19 million.  Loan portfolio growth, composition, average loan size, credit quality considerations, and other environmental factors will continue to determine the level of additional provision expense.

The allowance was 3.10 percent of total loans outstanding at September 30, 2009, up from 2.36 percent at the prior quarter end, and up from 1.67 percent at September 30, 2008.  The allowance was 52 percent of non-performing assets at September 30, 2009, down from 56 percent for the prior quarter end and down from 93 percent a year ago.  Non-performing assets as a percentage of total bank assets at September 30, 2009 were at 4.10 percent, up from 3.06 percent as of prior quarter end, and up from 1.30 percent at September 30, 2008.  “In the third quarter we again saw a noticeable increase in our non-performing assets as we moved nearly $70 million of loans to non-accrual status,” Blodnick said.  “Most of our credit issues continue to be centered around residential construction and land development loans.  With this year’s selling season over for the most part, we chose to take many of the projects that lacked sales and place them on non-accrual even if they were not delinquent.  Our net charge-offs were higher than the $10 to $12 million per quarter we had expected,” Blodnick said.  “The difference was a $7.5 million write down on a North Idaho development that we recently had re-evaluated.”

Operating Results for Nine Months Ended September 30, 2009 Compared to
September 30, 2008

Revenue summary
($ in thousands)	Nine months ended
	September 30,	September 30,	$ change from	% change from
	2009	2008	September 30,	September 30,
	(unaudited)	(unaudited)	2008	2008
Net interest income
Interest income	$224,382	$226,278	$(1,896)	-1%
Interest expense	42,894	71,773	(28,879)	-40%
Net interest income	181,488	154,505	26,983	17%

Non-interest income
Service charges, loan fees, and other fees	33,659	35,984	(2,325)	-6%
Gain on sale of loans	20,834	11,654	9,180	79%
Gain (loss) on investments	2,667	(7,345)	10,012	136%
Other income	3,235	5,104	(1,869)	-37%
Total non-interest income	60,395	45,397	14,998	33%
	$241,883	$199,902	$41,981	21%

Tax equivalent net interest margin	4.87%	4.65%

Net Interest Income
Net interest income for the nine months increased $27 million, or 17 percent, over the same period in 2008.  Total interest income decreased $1.9 million, or 1 percent, while total interest expense decreased $29 million, or 40 percent.  The decrease in interest expense is primarily attributable to the rate decreases on interest bearing deposits and lower cost borrowings.  The net interest margin as a percentage of earning assets, on a tax equivalent basis, was 4.87 percent, an increase of 22 basis points from the 4.65 percent for the same period in 2008.

Non-interest Income
Total non-interest income for the nine months increased $15 million, or 33 percent over the same period in 2008.  Fee income for the year decreased $2.3 million, or 6 percent, as compared to 2008.  Gain on sale of loans increased $9 million, or 79 percent, from the first nine months of last year, primarily the result of increased refinancing of residential loans originated and sold in the secondary market.  Gain on investments during 2009 included a $2.7 million gain on sale of securities. Loss from investments during 2008 included a $7.6 million other than temporary impairment on investments in Freddie Mac preferred stock and Fannie Mae common stock and a $248 thousand combined gain from the sale of Principal Financial Group stock and mandatory redemption of a portion of Visa, Inc.  Other income decreased $1.9 million from prior year, the result of a $1.7 million gain from the sale and relocation of Mountain West Bank’s office facility in Ketchum, Idaho during the third quarter of 2008.

Non-interest expense summary	Nine months ended
($ in thousands)	September 30,	September 30,	$ change from	% change from
	2009	2008	September 30,	September 30,
	(unaudited)	(unaudited)	2008	2008

Compensation and employee benefits	$63,589	$63,252	$337	1%
Occupancy and equipment expense	17,341	15,751	1,590	10%
Advertising and promotion expense	5,042	5,314	(272)	-5%
Outsourced data processing	2,181	1,870	311	17%
Core deposit intangibles amortization	2,294	2,310	(16)	-1%
Other expenses	34,038	21,320	12,718	60%
Total non-interest expense	$124,485	$109,817	$14,668	13%

Non-interest Expense
Non-interest expense increased by $15 million, or 13 percent, from the first nine months of 2008.  Compensation and employee benefit expense increased $337 thousand, or 1 percent, from the first nine months of 2008, due to the increased number of employees added since September 30, 2008, which was partially offset by the reductions in bonuses and employee benefits.  Occupancy and equipment expense increased $2 million, or 10 percent, reflecting the cost of additional locations and facility upgrades.  Advertising and promotion expense decreased $272 thousand, or 5 percent, from 2008.  Other expenses increased $13 million, or 60 percent, since September 30, 2008.  The increase in other expenses includes $5.7 million in FDIC insurance premiums, $1.3 million in outside legal, accounting, and audit firm expense, $3.8 million loss from sales of other real estate owned, and $1.5 million expense associated with repossessed assets.  Of the increase in FDIC insurance premiums year-to-date, $2.5 million is attributable to the second quarter asset-based special assessment.  The efficiency ratio (non-interest expense/net interest income plus non-interest income) was 51 percent for 2009 compared favorably to 55 percent for 2008.

Allowance for Loan and Lease Losses
The provision for loan loss expense was $88 million for the first nine months of 2009, an increase of $72 million, or 441 percent, from the same period in 2008.  Net charged-off loans during the nine months ended September 30, 2009 was $39 million, an increase of $34 million from the same period in 2008.

Recent Acquisition
On October 2, 2009, the Company completed the acquisition of First Company and its subsidiary First National Bank & Trust, a community bank based in Powell, Wyoming.  First National Bank & Trust provides community banking services from three branch locations in Powell, Cody, and Lovell, Wyoming.  As of the acquisition, First National Bank & Trust had total assets of approximately $267 million.  First National Bank & Trust will operate as a separate wholly-owned subsidiary of the Company.

Merger of Bank Subsidiaries
On February 1, 2009, First National Bank of Morgan merged into 1st Bank resulting in operations being conducted under the 1st Bank charter.  Prior period activity of Morgan has been combined and included in 1st Bank’s historical results.  The merger was accounted for as a combination of two wholly-owned subsidiaries without acquisition accounting.

Cash Dividend
On September 30, 2009, the board of directors declared a cash dividend of $.13 per share, payable October 15, 2009 to shareholders of record on October 6, 2009.  Future cash dividends will depend on a variety of factors including net income, capital, asset quality and general economic conditions.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. is a regional multi-bank holding company providing commercial banking services in 57 communities as of September 30, 2009 in Montana, Idaho, Utah, Washington, Wyoming and Colorado.  Glacier Bancorp, Inc. is headquartered in Kalispell, Montana, and conducts its operations principally through ten community bank subsidiaries.  These subsidiaries include six Montana banks: Glacier Bank of Kalispell, First Security Bank of Missoula, Valley Bank of Helena, Big Sky Western Bank of Bozeman, Western Security Bank of Billings, First Bank of Montana of Lewistown; as well as Mountain West Bank in Idaho, Utah and Washington; 1st Bank in Wyoming and Utah, Citizens Community Bank in Idaho, and Bank of the San Juans in Colorado.

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, statements about management’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this news release:

▪	the risks associated with lending and potential adverse changes in credit quality;
▪	increased loan delinquency rates;
▪	the risks presented by a continued economic slowdown, which could adversely affect credit quality, loan collateral values, investment values, liquidity levels, and loan originations;
▪	changes in market interest rates, which could adversely affect our net interest income and profitability;
▪	legislative or regulatory changes that adversely affect our business or our ability to complete pending or prospective future acquisitions;
▪	costs or difficulties related to the integration of acquisitions;
▪	reduced demand for banking products and services;
▪	the risks presented by public stock market volatility, which could adversely affect the Company’s stock value and the ability to raise capital in the future;
▪	competition from other financial services companies in our markets; and
▪	the Company’s success in managing risks involved in the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved.

Visit our website at www.glacierbancorp.com

GLACIER BANCORP, INC.
 CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION

($ in thousands except per share data)	September 30,	December 31,	September 30,
	2009	2008	2008
	(unaudited)	(audited)	(unaudited)
Assets:
Cash on hand and in banks	$93,728	125,123	94,865
Federal funds sold	47,025	6,480	-
Interest bearing cash deposits	2,570	3,652	25,018

Investment securities, available-for-sale	1,196,303	990,092	842,348

Net loans receivable:
Real estate loans	787,911	838,375	769,860
Commercial loans	2,558,270	2,575,828	2,452,102
Consumer and other loans	700,069	715,990	700,658
Allowance for loan and lease losses	(125,330)	(76,739)	(65,633)
Total loans, net	3,920,920	4,053,454	3,856,987

Premises and equipment, net	136,617	133,949	123,218
Real estate and other assets owned, net	54,537	11,539	9,506
Accrued interest receivable	29,489	28,777	29,486
Deferred tax asset	29,204	14,292	8,832
Core deposit intangible, net	10,719	13,013	11,653
Goodwill	146,259	146,752	140,301
Other assets	30,808	26,847	30,895
Total assets	$5,698,179	5,553,970	5,173,109

Liabilities and stockholders' equity:
Non-interest bearing deposits	$801,261	747,439	754,623
Interest bearing deposits	2,809,756	2,515,036	2,282,147
Advances from Federal Home Loan Bank	640,735	338,456	727,243
Securities sold under agreements to repurchase	210,519	188,363	189,816
Federal Reserve Discount Window	370,000	914,000	140,500
U.S. Treasury Tax & Loan	3,009	6,067	357,095
Other borrowed funds	12,055	2,301	2,122
Accrued interest payable	8,015	9,751	9,810
Subordinated debentures	120,167	121,037	118,559
Other liabilities	34,681	34,580	32,203
Total liabilities	5,010,198	4,877,030	4,614,118

Preferred shares, $.01 par value per share. 1,000,000 shares authorized
None issued or outstanding	-	-	-
Common stock, $.01 par value per share. 117,187,500 shares authorized	615	613	543
Paid-in capital	495,663	491,794	387,331
Retained earnings - substantially restricted	186,678	185,776	176,738
Accumulated other comprehensive gain (loss)	5,025	(1,243)	(5,621)
Total stockholders' equity	687,981	676,940	558,991
Total liabilities and stockholders' equity	$5,698,179	5,553,970	5,173,109
Number of shares outstanding	61,519,808	61,331,273	54,332,527
Book value of equity per share	11.18	11.04	10.29

GLACIER BANCORP, INC.
CONSOLIDATED STATEMENT OF OPERATIONS

($ in thousands except per share data)	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Real estate loans	$13,330	12,801	41,542	37,792
Commercial loans	36,739	41,212	112,302	124,845
Consumer and other loans	11,150	11,967	33,631	35,864
Investment securities and other	13,211	9,709	36,907	27,777
Total interest income	74,430	75,689	224,382	226,278

Interest expense:
Deposits	9,232	12,518	28,799	42,861
Federal Home Loan Bank advances	2,087	2,337	5,758	12,876
Securities sold under agreements to repurchase	447	919	1,450	3,068
Subordinated debentures	1,641	1,852	5,224	5,578
Other borrowed funds	394	4,487	1,663	7,390
Total interest expense	13,801	22,113	42,894	71,773

Net interest income	60,629	53,576	181,488	154,505
Provision for loan losses	47,050	8,715	87,905	16,257
Net interest income after provision for loan losses	13,579	44,861	93,583	138,248

Non-interest income:
Service charges and other fees	10,604	11,285	29,838	31,355
Miscellaneous loan fees and charges	1,499	1,515	3,821	4,629
Gain on sale of loans	5,613	3,529	20,834	11,654
Gain (loss) on investments	2,667	(7,593)	2,667	(7,345)
Other income	1,317	3,018	3,235	5,104
Total non-interest income	21,700	11,754	60,395	45,397
Non-interest expense:
Compensation, employee benefits
and related expenses	20,935	21,188	63,589	63,252
Occupancy and equipment expense	5,835	5,502	17,341	15,751
Advertising and promotion expense	1,596	1,942	5,042	5,314
Outsourced data processing expense	830	556	2,181	1,870
Core deposit intangibles amortization	758	764	2,294	2,310
Other expenses	11,942	7,809	34,038	21,320
Total non-interest expense	41,896	37,761	124,485	109,817
(Loss) earnings before income taxes	(6,617)	18,854	29,493	73,828

Federal and state income tax (benefit) expense	(5,086)	6,069	4,593	25,185
Net (loss) earnings	$(1,531)	12,785	24,900	48,643

Basic (loss) earings per share	(0.03)	0.23	0.40	0.90
Diluted (loss) earnings per share	(0.03)	0.24	0.40	0.90
Dividends declared per share	0.13	0.13	0.39	0.39
Return on average assets (annualized	(0.11)%	1.01%	0.60%	1.32%
Return on average equity (annualized	(0.88)%	9.15%	4.81%	11.85%
Average outstanding shares - basic	61,519,808	54,104,560	61,499,662	53,975,602
Average outstanding shares - diluted	61,519,808	54,305,005	61,502,073	54,148,583

AVERAGE BALANCE SHEET	For the three months ended 9-30-09			For the nine months ended 9-30-09
(Unaudited - $ in thousands)		Interest	Average		Interest	Average
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Rate	Balance	Dividends	Rate
ASSETS
Real Estate Loans	$796,781	$13,330	6.69%	$833,049	$41,542	6.65%
Commercial Loans	2,583,367	36,739	5.64%	2,597,585	112,302	5.78%
Consumer and Other Loans	697,015	11,150	6.35%	701,827	33,631	6.41%
Total Loans	4,077,163	61,219	5.96%	4,132,461	187,475	6.07%
Tax -Exempt Investment Securities (1)	441,309	5,623	5.10%	439,856	16,692	5.06%
Other Investment Securities	693,217	7,588	4.38%	619,041	20,215	4.35%
Total Earning Assets	5,211,689	74,430	5.67%	5,191,358	224,382	5.78%
Goodwill and Core Deposit Intangible	157,407			158,297
Other Non-Earning Assets	244,808			232,789
TOTAL ASSETS	$5,613,904			$5,582,444

LIABILITIES AND STOCKHOLDERS' EQUITY
NOW Accounts	$557,003	$496	0.35%	$534,329	$1,520	0.38%
Savings Accounts	325,367	258	0.31%	303,628	780	0.34%
Money Market Accounts	756,171	1,938	1.02%	756,821	6,423	1.13%
Certificates of Deposit	1,071,346	6,540	2.42%	1,010,269	20,076	2.66%
FHLB Advances	533,976	2,087	1.55%	413,446	5,758	1.86%
Repurchase Agreements and Other Borrowed Funds	892,581	2,482	1.10%	1,103,629	8,337	1.01%
Total Interest Bearing Liabilities	4,136,444	13,801	1.32%	4,122,122	42,894	1.39%
Non-interest Bearing Deposits	755,682			734,060
Other Liabilities	27,956			34,548
Total Liabilities	4,920,082			4,890,730

Common Stock	615			615
Paid-In Capital	495,410			494,703
Retained Earnings	198,475			195,443
Accumulated Other
Comprehensive (Loss) Gain	(678)			953
Total Stockholders' Equity	693,822			691,714
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,613,904			$5,582,444

Net Interest Income		$60,629			$181,488
Net Interest Spread			4.35%			4.39%
Net Interest Margin			4.62%			4.67%
Net Interest Margin (Tax Equivalent)			4.80%			4.87%
Return on Average Assets (annualized)			(0.11)%			0.60%
Return on Average Equity (annualized)			(0.88)%			4.81%

(1)	Excludes tax effect of $7,390,000 and $2,489,000 on non-taxable investment security income for the year to date and quarter ended September 30, 2009, respectively.